EXHIBIT 3.3

ARTICLES OF AMENDMENT
OF THE
RESTATED AND AMENDED
ARTICLES OF INCORPORATION
OF
HILLENBRAND, INC.

The above corporation (hereinafter referred to as the "Corporation") existing pursuant to the Indiana Business Corporation Law, as amended (the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Restated and Amended Articles of Incorporation, as amended, sets forth the following facts:

ARTICLE 1
NAME OF CORPORATION; DATE OF INCORPORATION

Section 1.01.    Name. The name of the Corporation is Hillenbrand, Inc.
Section 1.02.    Date of Incorporation. The date of incorporation of the Corporation is November 1, 2007.
ARTICLE II
AMENDMENT

Section 2.01.    Amendment. Article VIII of the Restated and Amended Articles of Incorporation is hereby amended to add the following new Sections 8.8 and 8.9 as follows:
Section 8.8    Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action brought on behalf of, or in the name of, the Corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to: (A) the Corporation, or (B) any of the Corporation’s constituents identified in Indiana Code Section 23-1-35-1(d); (iii) any action asserting a claim arising under: (A) any provision of the Indiana Business Corporation Law, or (B) the Corporation’s Articles of Incorporation or By-Laws, as amended from time to time; or (iv) any action otherwise relating to the internal affairs of the Corporation, shall be the circuit or superior courts of Marion County, Indiana, or the United States District Courts of Indiana.

Section 8.9    Shareholder Elections of Directors. A nominee for Director shall be elected to the Board if a majority of the votes cast by the shares entitled to vote in the election at a meeting of Shareholders at which a quorum is present are cast in favor of such nominee’s election; provided, however, that, if the number of nominees for Director exceeds the number of Directors to be elected, Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of Shareholders at which a quorum is present.

ARTICLE III
MANNER AND DATE OF ADOPTION AND VOTE

Section 3.01.    Action by Directors.  The Board of Directors of the Corporation duly adopted a resolution approving the terms and provisions of the Articles of Amendment of the Restated and Amended Articles of Incorporation as set forth in these Articles of Amendment. The resolution was duly adopted at a meeting of the Board of Directors held on February 25, 2015, at which a quorum was present. The vote complied with the requirements set forth in the bylaws of the Corporation.

Section 3.02.    Action by Shareholders.  The Articles of Amendment were adopted by the vote of such shareholders holding a majority of the votes cast during a meeting called by the Board of Directors on February 25, 2015, at which a quorum was present. The results of each such vote are as follows:

Approval of amendment adding Section 8.8:

DESIGNATION OF SHAREHOLDERS:	VOTING SHAREHOLDERS
SHARES ENTITLED TO VOTE:	62,873,891
NUMBER OF SHARES REPRESENTED AT MEETING:	54,989,119
NUMBER OF VOTES CAST IN FAVOR:	28,791,545
NUMBER OF VOTES CAST AGAINST:	20,982,238

Approval of amendment adding Section 8.9:

DESIGNATION OF SHAREHOLDERS:	VOTING SHAREHOLDERS
SHARES ENTITLED TO VOTE:	62,873,891
NUMBER OF SHARES REPRESENTED AT MEETING:	54,989,119
NUMBER OF VOTES CAST IN FAVOR:	49,931,222
NUMBER OF VOTES CAST AGAINST:	. 81,411.

Section 3.03.    Adoption Date. The date of the adoption of the foregoing amendment is February 25, 2015.
Section 3.04.    Effective Date. The Effective date of the Articles of Amendment of the Restated and Amended Articles of Incorporation is the date of filing of the Articles of Amendment.
Section 3.05.    Compliance with Legal Requirements.  The manner of the adoption of these Articles of Amendment of the Restated and Amended Articles of Incorporation and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Restated and Amended Articles of Incorporation, and the Bylaws of the Corporation.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned officer of the Corporation executes these Articles of Amendment of the Articles of Incorporation of the Corporation, and verifies, subject to penalties of perjury, that the facts contained herein are true, this 27th day of February, 2015.

HILLENBRAND, INC.

By: /S/ John R. Zerkle

Printed Name: John R. Zerkle
Its: Senior Vice President, General Counsel & Secretary